Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Busey Corporation of our reports dated February 27, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of First Busey Corporation, appearing in the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Champaign, Illinois

September 24, 2020